Exhibit 8

LIST OF SUBSIDIARIES

Name	Jurisdiction of Incorporation
- Compañia Siderürgica de Guadalajara, S.A. de C.V.	Mexico
- - Arrendadora Simec	Mexico
- Simec International	Mexico
- Controladora Simec, S.A. de C.V.	Mexico
- SimRep Corporation	Delaware
- PAV Republic, Inc.	Delaware
- Republic Engineered Products, Inc.	Delaware
- Republic Machine, LLC	Delaware
- Republic N&T Railroad, Inc.	Delaware
- Republic Canadian Drawn, Inc.	Canada
- Undershaft Investments, N.V.	Netherlands Antilles
- Pacific Steel, Inc.	California
- Compañia Siderúrgica del Pacifico, S.A. de C.V.	Mexico
- Coordinadora de Servicios Siderúgicos de Calidad, S.A. de C.V.	Mexico
- Administradora de Servicios de la Industria Siderúrgica ICH, S.A. de C.V.	Mexico
- Industrias del Acero y del Alambre, S.A. de C.V.	Mexico
- Procesadora Mexicali, S.A. de C.V.	Mexico
- Servicios Simec, S.A. de C.V.	Mexico
- Sistemas de Transporte de Baja California, S.A. de C.V.	Mexico
- Operadora de Metales, S.A. de C V	Mexico
- Operadora de Servicios Siderúrgicos de Tlaxcala, S.A. de C.V.	Mexico
- Administradora de Servicios Siderúrgicos de Tlaxcala, S.A. de C.V.	Mexico
- Operadora de Servicios de la Industria Siderürgica ICH, S.A. de C.V.	Mexico